Exhibit 99.1

Arc Logistics Partners http://arcxlp.com

Arc Logistics Partners LP Announces Third Quarter 2015 Results

NEW YORK, November 4, 2015 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE: ARCX) ("Arc Logistics" or the "Partnership") today reported its financial and operating results for the third quarter ended September 30, 2015.

During the third quarter of 2015, the Partnership accomplished the following:

•	Acquired UET Midstream, LLC (“UET Midstream”), the principal assets of which consist of a newly constructed, substantially completed crude oil terminal (the “Pawnee Terminal”) and a nearby development property in northeastern Weld Country, Colorado
•	Realized petroleum product throughput of 120.5 thousand barrels per day (“mbpd”)
•	Reported revenue, net income and Adjusted EBITDA of $24.1 million, $3.7 million and $12.8 million, respectively
•	Invested $3.7 million of expansion capital to support existing, new and future customer initiatives
•	Generated Distributable Cash Flow of $8.7 million
•	Increased its quarterly cash distribution to $0.44 per unit for the third quarter ended September 30, 2015, which represents a 3.5% increase over the distribution for the second quarter ended June 30, 2015 or a 7.3% increase over the distribution for the third quarter ended September 30, 2014

For additional information regarding the Partnership’s calculation of Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures, and a reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow, please see below in this release and the accompanying tables.

Third Quarter 2015 Operational and Financial Results

The Partnership reported third quarter 2015 net income of $3.7 million, an increase of $2.1 million or 127% over the third quarter 2014 net income of $1.6 million. The increase is primarily related to an increase in revenues of $10.4 million principally from the operating results of Joliet Bulk, Barge & Rail LLC (“JBBR”; and the terminal owned by JBBR, the “Joliet Terminal”), which was acquired in May 2015 by the Partnership in a joint venture arrangement with an affiliate of GE Energy Financial Services (the “JBBR Acquisition”), and UET Midstream, which was acquired in July 2015 (the “Pawnee Acquisition”), offset by an increase in operating expenses of $1.1 million as a result of the JBBR Acquisition and the Pawnee Acquisition (collectively, the “JBBR and Pawnee Acquisitions”), an increase in selling, general and administrative expenses of $1.8 million related to an increase in the Partnership’s due diligence expenses associated with acquisition-related activities, professional fees and expenses paid to its General Partner, an increase in depreciation and amortization of $1.8 million and $2.4 million, respectively, attributable to the JBBR and Pawnee Acquisitions and an increase in interest expense of $1.3 million as a result of higher outstanding indebtedness during the three months ended September 30, 2015 due to the JBBR and Pawnee Acquisitions.

For the third quarter 2015, the Partnership generated $12.8 million of Adjusted EBITDA, an increase of $5.1 million or 67% over the third quarter 2014 Adjusted EBITDA of $7.7 million. The increase in Adjusted EBITDA for the three months ended September 30, 2015 was primarily attributable to the increased activity at certain refined product terminals and the contribution of the Joliet Terminal and Pawnee Terminal operations.

As of September 30, 2015, the Partnership's storage capacity was approximately 6.9 million barrels, which represents a 500,000 barrel or 8% increase when compared to its capacity at September 30, 2014. The increase in storage capacity is related to the acquisition of the Joliet Terminal and the Pawnee Terminal.

The Partnership's throughput activity increased by 55.7 mbpd, or 86%, to 120.5 mbpd during the third quarter of 2015 compared to the third quarter of 2014. The increase was due to the JBBR and Pawnee Acquisitions and increased customer activity in Brooklyn, NY, Selma, NC, Cleveland OH, Blakeley, AL and Mobile, AL offset by the expiration of customer agreements in Baltimore, MD and decreased customer activity in Chickasaw, AL and Portland, OR.

The Partnership's revenues increased by approximately $10.4 million, or 76%, to $24.1 million during the third quarter of 2015, compared to third quarter 2014 revenues of $13.7 million. The increase in the third quarter revenues was due to (i) new customer agreements acquired in the acquisition of both the JBBR and Pawnee Acquisitions, (ii) increased throughput activity at certain terminals in or along the East Coast, Midwest and Gulf Coast and (iii) amendments to existing agreements in Brooklyn, NY, Mobile, AL (relating to the methanol facility) and Portland, OR, offset by (i) reduced customer activity in Chickasaw, AL and Portland, OR, (ii) a decrease in ancillary services fees driven by a reduction in customer activity in the Partnership’s Gulf Coast terminals and (iii) a reduction in revenue of $0.4 million related to an out of period adjustment, associated with capital expenditure reimbursements received in advance under a customer agreement.

The Partnership's operating expenses increased by approximately $1.1 million, or 17%, to $7.8 million during the third quarter of 2015, compared to $6.6 million in the third quarter of 2014. The increase in operating expenses was the result of higher property taxes, repair and maintenance expenses and employee and contract labor expenses as a result of the acquisition of the Joliet Terminal and the Pawnee Terminal.

In October 2015, the Partnership declared a quarterly cash distribution of $0.44 per unit, or $1.76 per unit on an annualized basis, for the period from July 1, 2015 through September 30, 2015. The third quarter distribution represents a 3.5% increase over the second quarter 2015 cash distribution of $0.425 per unit ($1.70 per unit on an annualized basis) or a 7.3% increase over the third quarter 2014 cash distribution of $0.41 per unit ($1.64 per unit on an annualized basis). The distribution is payable on November 13, 2015 to unitholders of record on November 9, 2015.

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Conference Call

Arc Logistics will hold a conference call and webcast to discuss the third quarter 2015 financial results on November 5, 2015, at 8:00 a.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the “Investor Relations” page of the Partnership’s website at www.arcxlp.com and will be available for replay for approximately one month.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products. For more information please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) inability to consummate acquisitions, pending or otherwise, on acceptable terms and successfully integrate acquired businesses into the Partnership’s operations; (ix) effects of existing and future laws or governmental regulations; and (x) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 12, 2015 and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and other charges that are not reflective of its ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership’s ability to make distributions; (iv) the Partnership’s ability to incur and service debt and fund capital expenditures; and (v) the Partnership’s ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; (iv) equity earnings from the Partnership’s interests in Gulf LNG Holdings Group, LLC (the “LNG Interest”); and (v) deferred revenue adjustments; plus (vi) cash distributions from the LNG Interest. Distributable Cash Flow is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements may use to evaluate whether the Partnership is generating sufficient cash flow to support distributions to its unitholders as well as to measure the ability of the Partnership’s assets to generate cash sufficient to support its indebtedness and maintain its operations.

The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net income. Adjusted EBITDA and Distributable Cash Flow should not be considered as an alternative to net income. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA or Distributable Cash Flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in the Partnership’s industry, its definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow in the accompanying tables.

Investor Contact:
IR@arcxlp.com
www.arcxlp.com
212-993-1290

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ARC LOGISTICS PARTNERS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Third-party customers	$20,823	$11,329	$49,188	$34,878
Related parties	3,261	2,361	7,562	6,753
	24,084	13,690	56,750	41,631
Expenses:
Operating expenses	7,764	6,627	21,058	21,101
Selling, general and administrative	4,272	2,743	12,969	6,550
Selling, general and administrative - affiliate	1,306	1,054	3,468	2,994
Depreciation	3,630	1,860	8,092	5,319
Amortization	3,717	1,367	7,093	4,060
Total expenses	20,689	13,651	52,680	40,024
Operating (loss) income	3,395	39	4,070	1,607
Other income (expense):
Equity earnings from unconsolidated affiliate	2,518	2,482	7,510	7,406
Other income	2	7	9	10
Interest expense	(2,163)	(890)	(4,631)	(2,730)
Total other income, net	357	1,599	2,888	4,686
Income before income taxes	3,752	1,638	6,958	6,293
Income taxes	40	2	109	54
Net income	3,712	1,636	6,849	6,239
Net income attributable to non-controlling interests	(1,711)	-	(2,356)	-
Net income attributable to partners' capital	2,001	1,636	4,493	6,239
Other comprehensive income (loss)	(615)	725	(246)	285
Comprehensive (loss) income attributable to partners’ capital	$1,386	$2,361	$4,247	$6,524

Earnings per limited partner unit:
Common units (basic and diluted)	$0.19	$0.11	$0.31	$0.45
Subordinated units (basic and diluted)	$(0.00)	$0.11	$0.12	$0.45

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ARC LOGISTICS PARTNERS LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit amounts)

(Unaudited)

	September 30,	December 31,
	2015	2014
Assets:
Current assets:
Cash and cash equivalents	$12,686	$6,599
Trade accounts receivable	7,293	3,746
Due from related parties	1,685	900
Inventories	276	285
Other current assets	1,033	1,226
Total current assets	22,973	12,756
Property, plant and equipment, net	378,420	195,886
Investment in unconsolidated affiliate	73,191	72,858
Intangible assets, net	135,770	33,189
Goodwill	39,871	15,162
Other assets	4,302	1,737
Total assets	$654,527	$331,588
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$5,241	$2,136
Accrued expenses	7,867	2,133
Due to related parties	1,005	-
Due to general partner	451	409
Other liabilities	5,518	34
Total current liabilities	20,082	4,712
Credit facility	223,063	111,063
Other non-current liabilities	20,977	2,747
Commitments and contingencies
Partners' capital:
General partner interest	-	-
Limited partners' interest
Common units – (13,167,744 and 6,867,950 units issued and outstanding at September 30, 2015 and December 31, 2014, respectively)	216,751	119,130
Subordinated units – (6,081,081 units issued and outstanding at September 30, 2015 and December 31, 2014)	87,436	93,588
Non-controlling interests	86,116	-
Accumulated other comprehensive (loss) income	102	348
Total partners' capital	390,405	213,066
Total liabilities and partners' capital	$654,527	$331,588

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ARC LOGISTICS PARTNERS LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended
	September 30,
	2015	2014
Cash flow from operating activities:
Net income	$6,849	$6,239
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	8,092	5,319
Amortization	7,093	4,060
Equity earnings from unconsolidated affiliate, net of distributions	(501)	(108)
Amortization of deferred financing costs	685	371
Unit-based compensation	4,177	1,426
Changes in operating assets and liabilities:
Trade accounts receivable	(3,334)	(223)
Due from related parties	(998)	(104)
Inventories	9	55
Other current assets	193	(420)
Accounts payable	2,942	(2,159)
Accrued expenses	2,360	562
Due to general partner	1,047	165
Other liabilities	17	2,533
Net cash provided by operating activities	28,631	17,716
Cash flows from investing activities:
Capital expenditures	(6,486)	(6,103)
Investment in unconsolidated affiliate	(310)	(681)
Net cash paid for acquisitions	(260,332)	-
Net cash used in investing activities	(267,128)	(6,784)
Cash flows from financing activities:
Distributions	(18,799)	(12,870)
Deferred financing costs	(3,250)	(251)
Proceeds from equity offering, net	72,081	-
Equity contribution from non-controlling interests	86,960	-
Repayments to credit facility	-	(25,000)
Proceeds from credit facility	112,000	27,500
Payments of earn-out liability	(525)	-
Distributions paid to non-controlling interests	(3,200)	-
Distribution equivalent rights paid on unissued units	(683)	(206)
Net cash provided by (used in) financing activities	244,584	(10,827)
Net decrease in cash and cash equivalents	6,087	105
Cash and cash equivalents, beginning of period	6,599	4,454
Cash and cash equivalents, end of period	$12,686	$4,559

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ARC LOGISTICS PARTNERS LP

RECONCILIATION OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

(In thousands, except operating data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net Income attributable to partners' capital	$2,001	$1,636	$4,493	$6,239
Income taxes	40	2	109	54
Interest expense	2,163	890	4,631	2,730
Depreciation (c)	3,182	1,860	7,346	5,319
Amortization (c)	3,100	1,367	6,065	4,060
One-time non-recurring expenses (a)	888	-	3,620	451
Non-cash unit-based compensation	1,333	1,437	4,185	1,437
Non-cash deferred rent expense (b)	88	473	390	2,506
Adjusted EBITDA	$12,795	$7,665	$30,839	$22,796
Cash interest expense	(1,909)	(819)	(4,135)	(2,534)
Cash income taxes	(40)	(2)	(109)	(54)
Maintenance capital expenditures	(2,979)	(625)	(3,974)	(1,802)
Equity earnings from the LNG Interest	(2,518)	(2,482)	(7,510)	(7,406)
Deferred revenue (d)	682	-	682	-
Cash distributions received from the LNG Interest	2,632	2,704	7,009	7,298
Distributable Cash Flow	$8,663	$6,441	$22,802	$18,298

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Selected Operating Data:
Storage capacity (bbls)	6,925,100	6,425,100	6,925,100	6,425,100
Throughput (bpd)	120,470	64,806	118,512	71,788

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(a)	The one-time non-recurring expenses relate to amounts incurred as due diligence expenses from acquisition-related activities and other infrequent or unusual expenses incurred for which the Partnership receives credit under its existing credit facility agreement.

(b)	The non-cash deferred expense relates to the accounting treatment for the Portland Terminal lease transaction termination fees.

(c)	The depreciation and amortization have been adjusted to remove the non-controlling interest portion related to the JBBR Acquisition.

(d)	The reconciliation of deferred revenue relates to the accounting treatment for certain arrangements with customers to construct terminal assets on the Partnership’s property for which the Partnership has already received upfront cash payments.

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